UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 11, 2009, Maxygen, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2009. A copy of the press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

Item 8.01	Other Events

On May 7, 2009, the Company issued a press release announcing that it has entered into an agreement with Cangene Corporation under which it has granted Cangene an option to obtain an exclusive license to Maxygen’s proprietary MAXY-G34 protein therapeutic for use in treating acute radiation syndrome (ARS). A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated May 11, 2009, entitled “Maxygen Reports First Quarter 2009 Financial Results.”

99.2	Press Release dated May 7, 2009, entitled “Maxygen Announces MAXY-G34 Licensing Arrangement with Cangene for Acute Radiation Syndrome.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: May 11, 2009	By:	/s/ Russell J. Howard
Russell J. Howard
Chief Executive Officer